UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

Sunnyside Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

56 Main Street, Irvington, New York		10533
(Address of Principal Executive Offices)		(Zip Code)

(914) 591-8000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into a Material Definitive Agreement.

On March 16, 2021, DLP Bancshares, Inc., a Delaware corporation (“DLP Bancshares”), DLP Ventures Holdings Inc., a Delaware corporation (“Merger Sub”), Donald Wenner, Sunnyside Bancorp, Inc., a Maryland corporation (“Sunnyside Bancorp”), and Sunnyside Federal Savings and Loan Association of Irvington, a federally-chartered savings and loan association and the wholly owned subsidiary of Sunnyside Bancorp (“Sunnyside Federal”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which DLP Bancshares will acquire Sunnyside Bancorp and Sunnyside Federal.

Under the terms of the Merger Agreement, DLP Bancshares will acquire all of Sunnyside Bancorp’s outstanding common stock at a price of $15.55 per share in cash, subject to potential adjustment as provided in the Merger Agreement. The aggregate value of the transaction is expected to be approximately $12.3 million.

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, DLP Bancshares’ acquisition of Sunnyside Bancorp will be effected by a merger in which Merger Sub will merge with and into Sunnyside Bancorp, with Sunnyside Bancorp as the surviving corporation and a wholly-owned subsidiary of DLP Bancshares.

The Merger Agreement contains customary representations and warranties from DLP Bancshares, DLP Venture Holdings Inc., Donald Wenner, Sunnyside Bancorp and Sunnyside Federal, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Sunnyside Bancorp and Sunnyside Federal’s business during the interim period between the execution of the Merger Agreement and the closing of the merger, (2) Sunnyside Bancorp’s obligations to facilitate its stockholders’ consideration of, and voting upon, the Merger Agreement and the merger, (3) the recommendation by the board of directors of Sunnyside Bancorp in favor of approval of the Merger Agreement and the merger by its stockholders, and (4) Sunnyside Bancorp’s non-solicitation obligations relating to alternative business combination transactions.

Consummation of the merger is subject to certain conditions, including, among others, approval of the merger by Sunnyside Bancorp’s stockholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, and the absence of any injunctions or other legal restraints.

The Merger Agreement provides certain termination rights for both DLP Bancshares and Sunnyside Bancorp, and further provides that upon termination of the Merger Agreement under certain circumstances, Sunnyside Bancorp will be obligated to pay DLP Bancshares a termination fee of $615,000. The Merger Agreement further provides that upon termination of the Merger Agreement under certain circumstances, either DLP Bancshares or Mr. Wenner will be obligated to pay Sunnyside Bancorp a termination fee of $615,000. Those funds were placed in escrow at the time of the execution of the Merger Agreement.

Sunnyside Bancorp will be subject to customary restrictions on soliciting or initiating discussions with respect to acquisition proposals and restrictions on its ability to respond to or enter into any agreement with respect to an acquisition proposal, subject to certain fiduciary duty related exceptions provided in the Merger Agreement.

Under the Merger Agreement, all current directors of Sunnyside Bancorp and Sunnyside Federal will resign, except for one current director of Sunnyside Bancorp to be selected by DLP Bancshares, who will remain a director of Sunnyside Federal.

In connection with the execution of the Merger Agreement, the directors and executive officers of Sunnyside Bancorp entered into shareholder support agreements with pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective shares of Sunnyside Bancorp common stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The foregoing summary of the shareholder support agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

2

As of March 16, 2021, the date of the shareholder support agreements, the directors and executive officers owned 48,588 shares of Sunnyside Bancorp’s common stock, representing approximately 6.1% of the 793,500 outstanding shares of Sunnyside Bancorp common stock as of such date. The approval of the Merger Agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of Sunnyside Bancorp’s common stock.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in any public disclosure. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with other factual information regarding Sunnyside Bancorp, Sunnyside Federal or DLP Bancshares, their respective affiliates or their respective businesses.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include: the merger may involve unexpected costs, liabilities or delays; the inability to obtain the necessary regulatory or shareholder approvals or to obtain them in a timely fashion; the reaction of the companies’ customers, employees and counterparties to the proposed merger; the outcome of any legal proceedings related to the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions; legislative and regulatory changes that adversely affect the business in which Sunnyside Bancorp, Inc., Sunnyside Federal and DLP Bancshares are engaged; changes in the securities markets; and other risks and uncertainties set forth in Sunnyside Bancorp’s filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. None of Sunnyside Bancorp, Inc., Sunnyside Federal or DLP Bancshares undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

3

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Sunnyside Bancorp or the solicitation of any vote or approval. In connection with the proposed merger, Sunnyside Bancorp, Inc. will provide its shareholders with a proxy statement and other relevant documents concerning the proposed merger. Shareholders of Sunnyside Bancorp, Inc. are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding proposed the merger. Shareholders of Sunnyside Bancorp, Inc. will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), or by directing a request to:

Timothy D. Sullivan

President and Chief Executive Officer

Sunnyside Bancorp, Inc.

56 Main Street

Irvington, New York 10533

Certain Information Regarding Participants in the Solicitation

Sunnyside Bancorp, Inc. and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Sunnyside Bancorp, Inc. in connection with the proposed merger. Information about the directors and executive officers of Sunnyside Bancorp, Inc. is set forth in Sunnyside Bancorp, Inc.’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 27, 2020, Sunnyside Bancorp, Inc.’s Amendment No. 1 to Annual Report on Form 10-K/A filed with the Securities Exchange Commission on April 29, 2020 and in the proxy statement for Sunnyside Bancorp, Inc.’s 2020 annual meeting of shareholders, as filed with the Securities and Exchange Commission on May 27, 2020, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement, and in subsequent documents filed with the SEC. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	2.1*	Agreement and Plan of Merger, dated as of March 16, 2021, by and among DLP Bancshares, Inc., DLP Ventures Holdings Inc., Donald Wenner, Sunnyside Bancorp, Inc. and Sunnyside Federal Savings and Loan Association of Irvington

	10.1	Form of Company Shareholder Support Agreement

	99.1	Joint Press Release dated March 16, 2021

*	Sunnyside Bancorp has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. Sunnyside Bancorp will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sunnyside Bancorp, Inc.

Dated: March 16, 2021	By:	/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer

5